UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 13, 2005

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13835	39-1661164
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 19, 2005, Applied NeuroSolutions, Inc. (“APNS” or the “Company”) issued a press release announcing the resignation of Richard Stone from the Board of Directors. Mr. Stone, who has been a director of the Company since 1994, resigned due to personal reasons relating to the death of his brother and his extended family’s recovery from Hurricane Katrina.

A copy of APNS’ press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Exhibits.

99.1  Press Release dated September 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of September, 2005.

APPLIED NEUROSOLUTIONS, INC.

By:	/s/ David Ellison
Name: David Ellison
Title: Chief Financial Officer